UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 17, 2017 (January 11, 2017)

Date of Report (Date of earliest event reported)

TechnipFMC plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	333-213067	98-1283037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One St. Paul’s Churchyard

London, EC4M 8AP

United Kingdom

(Address of Principal Executive Offices)

+44 2034293950

(Registrant’s Telephone Number, Including Area Code)

c/o Legalinx Limited

1 Fetter Lane

London, EC4A 1BR

United Kingdom

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 16, 2017 (the “Closing Date”), pursuant to the Business Combination Agreement, dated as of June 14, 2016 (as amended, the “Business Combination Agreement”), providing for a business combination among FMC Technologies, Inc., a Delaware corporation (“FMCTI”), Technip S.A., a French société anonyme (“Technip”), and TechnipFMC plc (f/k/a FMC Technologies SIS Limited), a public limited company incorporated under the laws of England and Wales (the “Company”), (i) Technip merged with and into the Company (the “Technip Merger”), with the Company surviving the merger, and immediately thereafter, (ii) a wholly owned indirect subsidiary of the Company (“Merger Sub”) merged with and into FMCTI (the “FMCTI Merger” and, together with the Technip Merger, the “Transaction”), with FMCTI surviving as a wholly owned subsidiary of the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 16, 2017, pursuant to the Business Combination Agreement, (i) Technip and the Company completed the Technip Merger, with the Company surviving the merger, and immediately thereafter and conditional upon the consummation of the Technip Merger, (ii) Merger Sub and FMCTI completed the FMCTI Merger, with FMCTI surviving as a wholly owned subsidiary of the Company.

Pursuant to the Technip Merger, each Technip ordinary share (each, a “Technip Ordinary Share”) that was outstanding as of immediately prior to the effective time of the Technip Merger, other than Technip Ordinary Shares owned by Technip or its subsidiaries, was automatically exchanged for two ordinary shares of nominal value $1.00 each in the Company’s share capital (each, a “Company Ordinary Share”).

Pursuant to the FMCTI Merger, each share of common stock of FMCTI (“FMCTI Common Stock”) that was outstanding as of immediately prior to the effective time of the FMCTI Merger, other than FMCTI Common Stock owned by FMCTI, the Company, Merger Sub or their respective subsidiaries, was automatically exchanged for one Company Ordinary Share.

The issuance of Company Ordinary Shares in connection with the Transaction was registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-4 (File No. 333-213067) initially filed with the U.S. Securities and Exchange Commission (“SEC”) on August 10, 2016 (as amended, the “Registration Statement”), and declared effective on October 24, 2016. The definitive proxy statement/prospectus of FMCTI and the Company, dated October 25, 2016, that forms a part of the Registration Statement contains additional information about the Transaction and the other transactions contemplated by the Business Combination Agreement, including a description of the treatment of equity awards and information concerning the interests of directors, executive officers and affiliates of the Company, FMCTI and Technip in the Transaction.

The Company Ordinary Shares were approved for listing on the New York Stock Exchange (“NYSE”) and the regulated market of Euronext Paris (“Euronext Paris”), in each case trading under the symbol “FTI.”

Prior to the Transaction, shares of FMCTI Common Stock were registered pursuant to Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the NYSE, and Technip Ordinary Shares were listed on Euronext Paris. FMCTI Common Stock and Technip Ordinary Shares were suspended from trading on the NYSE and Euronext Paris, respectively, prior to the open of trading on January 17, 2017. In addition, the NYSE has filed a Form 25 on FMCTI’s behalf to withdraw shares of FMCTI Common Stock from listing and terminate the registration of such shares under Section 12(b) of the Exchange Act. FMCTI intends to file a Form 15 with the SEC to terminate the registration of the shares of FMCTI Common Stock under the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act in approximately ten days.

The foregoing description of the Business Combination Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement filed as Exhibit 2.1 to the Registration Statement, which is incorporated into this Item 2.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Directors of the Company

In connection with the Transaction, on January 11, 2017, Thierry Pilenko and Douglas Pferdehirt were appointed directors of the Company. In addition, the following individuals were also appointed as members of the Company’s board of directors, effective as of the consummation of the Transaction: Arnaud Caudoux, Pascal Colombani, Marie-Ange Debon, Eleazar de Carvalho Filho, Claire S. Farley, Didier Houssin, Peter Mellbye, John O’Leary, Richard A. Pattarozzi, Kay G. Priestly, Joseph Rinaldi and James M. Ringler. Each of the individuals appointed to the board of directors on the Closing Date has been determined by the board of directors of the Company to be an “independent director” for purposes of the NYSE’s listing standards.

Pursuant to the Business Combination Agreement, Technip and FMCTI were each entitled to designate seven directors of the Company prior to the closing of the Transaction. There are no arrangements or understandings between any director and any other person pursuant to which the director was selected as a director, other than the provisions of the Business Combination Agreement or as described in the Registration Statement.

As of the Closing Date, the Company established an Audit Committee (the “Audit Committee”), a Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”), a Compensation Committee (the “Compensation Committee”) and a Strategy Committee (the “Strategy Committee”) of the board of directors of the Company, with the following compositions:

Audit Committee:	Marie-Ange Debon (Chair)
Arnaud Caudoux
Eleazar de Carvalho Filho
Kay G. Priestly
Joseph Rinaldi
James M. Ringler

Nominating and Corporate Governance Committee:	Peter Mellbye (Chair)
Pascal Colombani
Eleazar de Carvalho Filho
Didier Houssin

Compensation Committee:	James M. Ringler (Chair)
John O’Leary
Richard A. Pattarozzi
Joseph Rinaldi

Strategy Committee:	Thierry Pilenko (Chair)
Pascal Colombani
Claire S. Farley
Didier Houssin
Peter Mellbye
Richard A. Pattarozzi

Departure of Director of the Company

In connection with the Transaction, effective on January 16, 2017, Tore Halvorsen resigned as a director of the Company.

Appointment of Officers of the Company

In connection with the Transaction, each of the following individuals (the “Executive Officers”) were appointed as an “officer” (within the meaning of Section 16 of the Exchange Act) and an “executive officer” of the Company for purposes of Rule 3b-7 under the Exchange Act, effective as of the consummation of the Transaction:

Name	Title
Thierry Pilenko	Executive Chairman
Douglas Pferdehirt	Chief Executive Officer
Maryann Mannen	Executive Vice President, Chief Financial Officer and Principal Accounting Officer
Julian Waldron	Executive Vice President and Chief Operating Officer
Dianne Ralston	Executive Vice President, Chief Legal Officer and Secretary
Bradley Beitler	Executive Vice President Technology and R&D
Thierry Parmentier	Executive Vice President Human Resources
Mark Scott	Executive Vice President Quality, HSE/Security and Communications
Richard Alabaster	President Surface Technologies
Barry Glickman	President Subsea Services
Hallvard Hasselknippe	President Subsea Projects
Nello Uccelletti	President Onshore/Offshore

Adoption of Equity Incentive Plan

On January 11, 2017, the Company adopted the TechnipFMC plc Incentive Award Plan (together with a French and UK sub-plan thereunder, the “Company Incentive Plan”). The Company Incentive Plan became effective as of the Closing Date. Options, stock appreciation rights, restricted stock, restricted stock units, other share- and cash-based awards and dividend equivalents may be granted to non-employee directors, employees (including executive officers) and consultants of the Company and its subsidiaries under the terms of the Company Incentive Plan. Unless the Company Incentive Plan is sooner terminated by the board of directors of the Company, no awards may be granted under the Plan after the tenth anniversary of its approval by the board of directors.

An aggregate of 24,100,000 Company Ordinary Shares will be available for grant and issuance under the Company Incentive Plan (the “Share Reserve”), which Company Ordinary Shares may be newly issued shares or shares purchased in the open market. The Company expects to register the Share Reserve pursuant to a registration statement on Form S-8 (the “Form S-8”). Adjustments may be made in the Share Reserve upon certain corporate events affecting the Company Ordinary Shares, such as a dividend, a subdivision of shares or a corporate transaction. The maximum aggregate number of Company Ordinary Shares with respect to which awards may be granted to any person in any calendar year under the Company Incentive Plan is 2,000,000 and the maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to one or more awards payable in cash under the Company Incentive Plan is $7,000,000. The sum of the grant date fair value of equity awards and the amount of any cash-based awards granted to any non-employee director under the plan will not exceed $500,000 for any calendar year.

A complete copy of the Company Incentive Plan is filed herewith as Exhibit 10.1 and incorporated into this Item 5.02 by reference. The above summary of the Company Incentive Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Transaction Bonuses

On January 6, 2017, the Technip board of directors awarded a special, one-time transaction bonus to each of Hallvard Hasselknippe, Thierry Parmentier, Nello Uccelletti and Julian Waldron in recognition of their exceptional contributions to the success of Technip’s combination with FMCTI. As a result, following closing of the Transaction, each individual will receive a payment in cash equal to his 2016 base salary and target variable cash compensation, which, in the aggregate for all such individuals, is not expected to exceed €3,018,055.

Director Appointment Letters

On January 11, 2017, the Company entered into a director appointment letter with each of Messrs. Pilenko and Pferdehirt (each an “Executive Director Appointment Letter”) providing the terms of appointment and removal of each employee director. Each letter of appointment contains confidentiality obligations, which will apply during appointment and after termination thereof.

On January 16, 2017, the Company entered into a director appointment letter with each non-employee director (each, a “Director Appointment Letter”) providing the terms of appointment and removal of each director. Each letter of appointment contains confidentiality obligations, which will apply during appointment and after termination thereof.

The foregoing description of the Executive Director Appointment Letters and the Director Appointment Letters is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the forms of the Executive Director Appointment Letters and the Director Appointment Letters, which are filed with this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and are incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

New Articles of Association

On the Closing Date, in connection with the consummation of the Transaction, the Company amended and restated its articles of association. The new articles of association of the Company are attached hereto as Exhibit 3.1 and are incorporated into this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.

On January 17, 2017, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information included in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits.

The information set forth in the Exhibit Index following the signature page hereto is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc

	By:	/s/ Dianne B. Ralston
Dated: January 17, 2017		Name:	Dianne B. Ralston
		Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Business Combination Agreement, dated as of June 14, 2016, by and among FMC Technologies, Inc., TechnipFMC plc (f/k/a FMC Technologies SIS Limited) and Technip S.A. (incorporated by reference from Annex A-1 to the Registration Statement on Form S-4, as amended, filed on October 21, 2016) (File No. 333-213067)*

3.1	Articles of Association of TechnipFMC plc

10.1	TechnipFMC plc Company Incentive Plan, adopted on January 11, 2017

10.2	Form of Executive Director Appointment Letter

10.3	Form of Director Appointment Letter

99.1	Press release issued by TechnipFMC plc on January 17, 2017

*	Previously Filed